EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-52072 and No. 333-31289) of Applied Materials, Inc. of our report dated May 23, 2003, with respect to the financial statements and supplemental schedule of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report on Form 11-K.

/s/ MOHLER, NIXON & WILLIAMS

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 30, 2003